Exhibit 99.1

Harbor Custom Development, Inc. Announces Closing of $30.0 Million Public Offering

of Convertible Preferred Shares & Warrants

Gig Harbor, Washington, June 11, 2021 – Harbor Custom Development, Inc. (Nasdaq: HCDI, HCDIP, HCDIW) (“Harbor,” “Harbor Custom Homes®,” or the “Company”), an innovative and market leading real estate company involved in all aspects of the land development cycle, today announced the closing of its previously announced underwritten public offering (the “Offering”) of 1,200,000 shares of 8.0% Series A Cumulative Convertible Preferred Stock and 4,140,000 warrants to each purchase one share of Common Stock at an exercise price of $5.00, including 540,000 warrants as a result of a partial exercise of the over-allotment option granted to the underwriter.

Harbor Custom Homes® received gross proceeds of $30.0 million from the Offering, prior to deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds from the Offering for land acquisition, construction, and development; debt reduction; and working capital.

The shares of Series A Preferred Stock and Warrants began trading on the Nasdaq Capital Market on June 10, 2021 under the symbols HCDIP and HCDIW, respectively.

ThinkEquity, a division of Fordham Financial Management, Inc., acted as sole book-running manager for the Offering.

A registration statement on Form S-1 (File No. 333-255229) relating to the offer and sale of the securities referred to herein was filed by the Company with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and was declared effective by the SEC on June 8, 2021, and a related registration statement on Form S-1 (File No. 333-256918) was filed pursuant to Rule 462(b) of the Securities Act to increase the size of the Offering set forth in the earlier effective registration statement on Form S-1. A final prospectus related to the offering was filed and made available on the SEC’s website. Copies of the final prospectus, when available, may be obtained from ThinkEquity, a division of Fordham Financial Management, Inc., 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673, by email at prospectus@think-equity.com. The final prospectus will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, sales, and management of various residential projects in Western Washington’s Puget Sound region; Sacramento, California; and Austin, Texas. Harbor has active or recently sold-out residential communities in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, and Allyn in the state of Washington. In addition, Harbor has acquired land and will begin constructing homes in two new markets beginning the second quarter of 2021. In the Sacramento metro market, Harbor will be constructing homes in completed subdivision in both Rocklin and Auburn, California. In the Austin metro market, Harbor has acquired developed lot inventory in Dripping Springs, Driftwood and Horseshoe Bay Texas. Harbor Custom Development’s business strategy is to acquire and develop land strategically, based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on real estate within target markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and increasing populations. For more information on Harbor Custom Development, Inc., please visit www.harborcustomdev.com.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the completion of the offering and the amount of proceeds. While Harbor Custom Development, Inc. (the “Company”) believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

Hanover International

IR@harborcustomdev.com

866-744-0974

Source: Harbor Custom Development, Inc.